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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2001 relating to the consolidated financial statements and financial statement schedule of Quovadx, Inc. (formally XCare.net, Inc.), which appears in Quovadx's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCooper LLP

Denver, Colorado
January 18, 2002